Exhibit 99.1

InfuSystem Holdings, Inc.
3851 W. Hamlin Road
Rochester Hills, MI 48309
248-291-1210
CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem Retains Heidrick & Struggles for Nationwide CFO Search; Appoints Interim CFO

ROCHESTER HILLS, MICHIGAN, February 7, 2020—InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national healthcare service provider facilitating outpatient care for durable medical equipment (“DME”) manufacturers and health care providers, announced today that Gregory Schulte, Executive Vice President and Chief Financial Officer of InfuSystem, and the Company have agreed to a mutual separation. Mr. Schulte’s departure is not the result of any disagreement with the Company regarding its operations or accounting policies or practices. The Company has appointed Wesley W. Winnekins as Interim Chief Financial Officer, effective immediately.

The Company has retained Heidrick & Struggles, a premier provider of executive searches, to assist with a nationwide search for a new Chief Financial Officer.

Richard DiIorio, Chief Executive Officer of InfuSystem, said, “We continue to be very pleased with the progress of the business, particularly the improved operational efficiencies achieved in 2019 while delivering significant growth. I look forward to sharing with investors next month our financial results for the fourth quarter and year-end 2019, and our expectations for 2020.”

“I am happy to announce the appointment of Wes Winnekins as Interim Chief Financial Officer to facilitate a seamless transition to the appointment of a permanent Chief Financial Officer. Wes has previously worked with the Company as a financial consultant and has familiarity with our business. Additionally, he has more than 30 years of experience in accounting and finance encompassing medical devices, light manufacturing, financial services, and healthcare services. We plan to file our Form 10-K for the year ended December 31, 2019 within the required reporting period.”

“I want to thank Greg for his contribution to the Company and wish him the best in his future endeavors. Greg assisted us in a time of significant evolution at InfuSystem that has positioned us for long-term financial growth. I am highly confident that Heidrick & Struggles will identify a successor with the right skill set to help us to continue and drive that future growth,” concluded Mr. DiIorio.

About Heidrick & Struggles
Heidrick & Struggles serves the senior-level talent and leadership needs of the world's top organizations as a trusted advisor across executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm provides integrated leadership solutions to help their clients change the world, one leadership team at a time.® www.heidrick.com

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related DME support services to hospitals, clinics and other alternate site healthcare providers. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.